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                    [SOUTH VALLEY NATIONAL BANK LETTERHEAD]



For Immediate Release                                              July 22, 1996

Contact:  Brad L. Smith, President & CEO


                           SOUTH VALLEY BANCORPORATION
                                DECLARES DIVIDEND


Morgan Hill, CA -- The Directors of South Valley Bancorporation (the COMPANY), parent company of South Valley National Bank (the BANK) after reporting record earnings for the second quarter ending June 30, 1996, declared a cash dividend of $.10 per share for shareholders of record on August 6, 1996 to be paid on August 16, 1996. This represents the ninth quarterly cash dividend declared to South Valley Bancorporation shareholders.


South Valley Bancorporation, through its subsidiary South Valley National Bank, has total assets over $176 million, total deposits of $156.7 million and net loans over $92 million as of June 30,1 996. South Valley National Bank offers banking services throughout Southern Santa Clara and San Benito Counties and is a full service community bank with offices in Morgan Hill, Gilroy, Hollister and San Juan Bautista.


Questions regarding the Company's stock can be directed to its market makers, Hoefer & Arnett at (800) 346-5544, Paine Webber at (800) 862-4433 or Prudential Securities at (800) 523-5208.

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